Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 16, 2015, with respect to the consolidated statements of Sorin S.p.A. and subsidiaries for the year ended December 31, 2012, included in the proxy statement/prospectus of Sand Holdco Limited that is made a part of the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-203510) of Sand Holdco Limited dated June 12, 2015.

/s/ Reconta Ernst & Young S.p.A.

Milan, Italy

June 12, 2015